EXHIBIT 4.4

                       e-Glue SOFTWARE TECHNOLOGIES, INC.

                             2004 STOCK OPTION PLAN

1.   PURPOSE

     The purpose of this e-Glue Software Technologies, Inc. 2004 Stock Option Plan (the "PLAN") is to encourage employees, directors and other individuals (whether or not employees) who render services to e-Glue Software Technologies, Inc. (the "COMPANY") and its Subsidiaries as hereinafter defined), to continue their association with the Company and its Subsidiaries by providing opportunities for them to participate in the ownership of the Company and in its future growth through the granting of options to acquire the Company's stock ("OPTIONS") and stock to be transferred subject to restrictions ("RESTRICTED STOCK"). The term "SUBSIDIARY" as used in the Plan means a corporation or other business entity of which the Company owns, directly or indirectly through an unbroken chain of ownership, fifty percent (50%) or more of the total combined voting power of all classes of stock, in the case of a corporation, or fifty percent (50%) or more of the total combined interests by value, in the case of any other type of business entity.

2.   ADMINISTRATION OF THE PLAN

     (a) The Plan shall be administered by the Board of Directors of the Company (the "BOARD"). The Board shall from time to time determine to whom Options or Restricted Stock shall be granted under the Plan, whether Options granted are intended to be incentive stock options ("ISOS") or nonqualified stock options ("NSOS"), the terms of the Options and the number of shares of Common Stock (as hereinafter defined) that may be granted under Options, and the terms and number of shares of Restricted Stock.

     (b) If the circumstances described in Section 2(d) are applicable, the Board shall delegate to the Compensation Committee of the Board (the "COMPENSATION COMMITTEE") the authority of the Board to make determinations and to take actions described in this Section 2 and elsewhere in the Plan. The Board may otherwise delegate to the Compensation Committee the authority to make such determinations and to take such actions as the Board shall determine in its discretion. The Compensation Committee shall report to the Board any such determinations made and actions taken pursuant to such delegated authority. Should the Board delegate such authority to the Compensation Committee, any reference in this Plan to the "Board" shall refer also to the Compensation Committee.

     (c) The Board shall have the authority to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan. All questions of interpretation and application of such rules and regulations of the Plan and of Options or Restricted Stock granted hereunder shall be subject to the determination of the Board, which shall be final and binding. The Plan shall be administered in such a manner as to permit those Options granted hereunder and specially designated under Section 5 hereof as an ISO to qualify as incentive stock options as described in Section 422 of the Internal Revenue Code of 1986, as amended (the "CODE").


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     (d) If at any time Section 16 of the  Securities  Exchange Act of 1934,  as
amended from time to time (the "EXCHANGE ACT"), is applicable to the Company, each member of the Compensation Committee shall be a "non-employee director" or the equivalent within the meaning of Rule 16b-3 under the Exchange Act and, during any period that Section 162(m) of the Code is applicable to the Company, an "outside director" within the meaning of Section 162 of the Code and the regulations thereunder. With respect to persons subject to Section 16 of the Exchange Act ("INSIDERS"), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of the Plan or action by the Board or Compensation Committee fails to so comply, it shall be deemed to be modified so as to be in compliance with such Rule or, if such modification is not possible, it shall be deemed to be null and void, to the extent permitted by law and deemed advisable by the Board or Compensation Committee.

3.   STOCK SUBJECT TO THE PLAN

     The total number of shares of capital stock of the Company that may be subject to Options and Restricted Stock grants under the Plan shall be 1,354,394 shares of the Company's Common Stock, $.001 par value per share (the "COMMON STOCK"), from either authorized but unissued shares or treasury shares. The number of shares stated in this Section 3 shall be subject to adjustment in accordance with the provisions of Section 9. Shares of Restricted Stock that fail to vest and shares of Common Stock subject to an Option that is not fully exercised prior to its expiration or other termination shall again become available for grant under the terms of the Plan.

4.   ELIGIBILITY

     The individuals who shall be eligible to receive Option grants and Restricted Stock grants under the Plan shall be employees, directors and other individuals who render services to the management, operation or development of the Company or a Subsidiary and who have contributed or may be expected to contribute to the success of the Company or a Subsidiary. In determining the suitability of an individual to be granted an option, as well as in determining the number of options to be granted to any individual, the Board shall take into account the position and responsibilities of the individual being considered, the nature and value to the Company or its subsidiaries of his or her service and accomplishments, his or her present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the Board may deem relevant. ISOs shall not be granted to any individual who is not an employee of the Company or a Subsidiary that is a corporation for federal tax purposes. The term "Optionee," as used in the Plan, refers to any individual to whom an Option has been granted.

5.   TERMS AND CONDITIONS OF OPTIONS

     Every Option shall be evidenced by a written Stock Option Agreement in such form as the Board shall approve from time to time, specifying the number of shares of Common Stock that may be purchased pursuant to the Option, the time or times at which the Option shall become exercisable in whole or in part, whether the Option is intended to be an ISO or an NSO and such other terms and conditions as the Board shall approve, and containing or incorporating by reference the following terms and conditions.

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     (a)  DURATION.  Each Option  shall expire ten years from its date of grant,
PROVIDED, HOWEVER, that no ISO granted to an employee who owns (directly or under the attribution rules of Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary shall expire later than five (5) years from its date of grant.

     (b) VESTING SCHEDULE. Options granted under the Plan will be subject to a four (4) year vesting period, as follows: twenty five percent (25%) of the Options granted to any Optionee shall vest and become exercisable one (1) year from they day they were granted to such Optionee, with the balance of seventy-five percent (75%) of the Options, vesting in equal installments, on a quarterly basis over the following three (3) years thereafter, unless otherwise specified by the Board or the Compensation Committee.

     (c) EXERCISE PRICE. The exercise price of each Option shall be any lawful consideration, as specified by the Board in its discretion; PROVIDED, HOWEVER, that the price shall be at least 100 percent of the Fair Market Value (as hereinafter defined) of the shares on the date on which the Board awards the Option, which shall be considered the date of grant of the Option for purposes of fixing the price; and PROVIDED, FURTHER, that the price with respect to options granted to an Optionee who at the time of grant owns (directly or under the attribution rules of Section 424(d) of the Code) stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or of any Subsidiary shall be at least 110 percent of the Fair Market Value of the shares on the date of grant of such options. Notwithstanding the above, the Board may resolve to grant Options to non US employees at an exercise price less than the Fair Market Value of the shares on the date of grant of such options. For purposes of the Plan, except as may be otherwise explicitly provided in the Plan or in any Stock Option Agreement, the "Fair Market Value" of a share of Common Stock at any particular date shall be determined according to the following rules: (i) if the Common Stock is not at the time listed or admitted to trading on a stock exchange or the Nasdaq Stock Market, the Fair Market Value shall be the closing price of the Common Stock on the date in question in the over-the-counter market, as such price is reported in a publication of general circulation selected by the Board and regularly reporting the price of the Common Stock in such market, including any market that is outside of the United States; PROVIDED, HOWEVER, that if the price of the Common Stock is not so reported, the Fair Market Value shall be determined in good faith by the Board, which may take into consideration (1) the price paid for the Common Stock in the most recent trade of a substantial number of shares known to the Board to have occurred at arm's length between willing and knowledgeable investors, (2) an appraisal by an independent party or (3) any other method of valuation undertaken in good faith by the Board, or some or all of the above as the Board shall in its discretion elect; or (ii) if the Common Stock is at the time listed or admitted to trading on any stock exchange, including any market that is outside of the United States, or the Nasdaq Stock Market, then the Fair Market Value shall be the mean between the lowest and highest reported sale prices (or the highest reported bid price and the lowest reported asked price) of the Common Stock on the date in question on the principal exchange or the Nasdaq Stock Market, as the case may be, on which the Common Stock is then listed or admitted to trading. If no reported sale of Common Stock takes place on the date in question on the principal exchange or the Nasdaq Stock Market, as the case may be, then the most recent previous reported closing sale price of the Common Stock (or, in the Board's discretion, the reported closing asked price) of the Common Stock on such date on the principal exchange or the Nasdaq Stock Market, as the case may be, shall be determinative of Fair Market Value.

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     (d) METHOD OF EXERCISE.

          (i) To the extent that it has become exercisable under the terms of the Stock Option Agreement, an Option may be exercised from time to time by notice acceptable to the Chief Financial Officer of the Company, or his delegate, stating the number of shares with respect to which the Option is being exercised and accompanied by payment of the exercise price in cash or check payable to the Company, or, if the Stock Option Agreement so provides, other payment or deemed payment described in this Section 5(d), or by means of a "cashless exercise" as described in Section 5(d)(ii). Such notice shall be delivered in person to the Chief Financial Officer of the Company, or his delegate, or shall be sent by registered mail, return receipt requested, to the Chief Executive Officer of the Company, or his delegate, in which case delivery shall be deemed made on the date such notice is deposited in the mail.

          (ii) If permitted under applicable securities laws, an Option may be exercised by means of a "cashless exercise" procedure in which a broker reasonably acceptable to the Company (a) transmits the exercise price to the Company in cash or acceptable cash equivalents, either (i) against the Optionee's notice of exercise and the Company's confirmation that it will deliver to the broker stock certificates issued in the name of the broker for at least that number of shares having a fair market value equal to the exercise price, or (ii) as the proceeds of a margin loan to the Optionee; or (b) agrees to pay the exercise price to the Company in cash or acceptable cash equivalents upon the broker's receipt from the Company of stock certificates issued in the name of the broker for at least that number of shares having a fair market value equal to the exercise price. The Optionee's notice of exercise of an Option pursuant to a "cashless exercise" procedure must include the name and address of the broker involved, a clear description of the procedure, and such other information or undertaking by the broker as the Company shall reasonably require.

          (iii) Within ten days after the time specified in an Optionee's notice of exercise, the Company shall, without issue or transfer tax to the Optionee, deliver to him at the main office of the Company, or such other place as shall be mutually acceptable, a stock certificate for the shares as to which his Option is exercised. If the Optionee fails to pay for or to accept delivery of all or any part of the number of shares specified in his notice upon tender of delivery thereof, his right to exercise the Option with respect to those shares shall be terminated, unless the Company otherwise agrees.

     (e) EXERCISABILITY. An Option may be exercised so long as it is outstanding from time to time in whole or in part, to the extent it is vested, and subject to the terms and conditions that the Board in its discretion may provide in the Stock Option Agreement, PROVIDED, HOWEVER, that any partial exercise must be for a minimum of ten (10) shares of Common Stock. Such terms and conditions shall include provisions for exercise within twelve (12) months after his or her death or disability (within the meaning of Section 22(e)(3)) of the Code, PROVIDED that no Option shall be exercisable after the expiration of the period described in paragraph (a) above. Except as the Board in its discretion may otherwise provide in the Stock Option Agreement, an Option shall cease to be exercisable upon the expiration of three (3) months following the termination of the Optionee's employment with, or his other provision of services to, the Company or a Subsidiary, subject to paragraph (a) above and Section 9 hereof.

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     (f) NOTICE OF ISO STOCK  DISPOSITION.  The Optionee must notify the Company promptly in the event that he sells, transfers, exchanges or otherwise disposes of any shares of Common Stock issued upon exercise of an ISO before the later of
(i) the second anniversary of the date of grant of the ISO and (ii) the first anniversary of the date the shares were issued upon his exercise of the ISO.

     (g) NO RIGHTS AS STOCKHOLDER. An Optionee shall have no rights as a stockholder with respect to any shares covered by an Option until the date of issuance of a stock certificate to him for the shares. No adjustment shall be made for dividends or other rights for which the record date is earlier than the date the stock certificate is issued, other than as required or permitted pursuant to Section 8.

     (h) TRANSFERABILITY OF OPTIONS. Options shall not be transferable by the Optionee otherwise than by will or under the laws of descent and distribution, and shall be exercisable during his or her lifetime only by the Optionee, except that the Board may specify in a Stock Option Agreement that pertains to an NSO that the Optionee may transfer such NSO to a member of the Immediate Family of the Optionee, to a trust solely for the benefit of the Optionee and the Optionee's Immediate Family, or to a partnership or limited liability company whose only partners or members are the Optionee and members of the Optionee's Immediate Family. "Immediate Family" shall mean, with respect to any Optionee, such Optionee's child, stepchild, spouse, son-in-law or daughter-in-law, and shall include adoptive relationships.

6.   RESTRICTED STOCK

     (a) The Board may grant or award shares of Restricted Stock in respect of such number of shares of Common Stock, and subject to such terms or conditions, as the Board shall determine and specify in a Restricted Stock Agreement, and may provide in a Stock Option Agreement for an Option to be exercisable for Restricted Stock.

     (b) A holder of Restricted Stock shall have all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any cash dividends, unless the Board shall otherwise determine. Certificates representing Restricted Stock shall be imprinted with a legend to the effect that the shares represented may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of the Restricted Stock Agreement and, if the Board so determines, the holder may be required to deposit the certificates with the President, Treasurer, Secretary or other officer of the Company or with an escrow agent designated by the Board, together with a stock power or other instrument of transfer appropriately endorsed in blank.

7.   METHOD OF GRANTING OPTIONS AND RESTRICTED STOCK

     The grant of Options and Restricted Stock shall be made by action of the Board at a meeting at which a quorum of its members is present, or by unanimous written consent of all its members, PROVIDED, HOWEVER, that if an individual to whom a grant has been made fails to execute and deliver to the Board a Stock Option Agreement or Restricted Stock Agreement within thirty (30) days after it is submitted to him, the Option or Restricted Stock under the agreement shall be voidable by the Company at its election, without further notice to the grantee.

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8.   REQUIREMENTS OF LAW

     The Company shall not be required to transfer Restricted Stock or to sell or issue any shares upon the exercise of any Option if the issuance of such shares will result in a violation by the Optionee or the Company of any provisions of any law, statute or regulation of any governmental authority. Specifically, in connection with the Securities Act of 1933, as amended from time to time (the "SECURITIES ACT"), upon the transfer of Restricted Stock or the exercise of any Option, the Company shall not be required to issue shares unless the Board has received evidence satisfactory to it to the effect that the holder of the Restricted Stock or the Option will not transfer such shares except pursuant to a registration statement in effect under the Securities Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that registration is not required. Any determination in this connection by the Board shall be conclusive. The Company shall not be obligated to take any other affirmative action in order to cause the transfer of Restricted Stock or the exercise of an Option to comply with any law or regulations of any governmental authority, including, without limitation, the Securities Act or applicable state securities laws.

9.   CHANGES IN CAPITAL STRUCTURE

     (a) In the event that the outstanding shares of Common Stock are hereafter exchanged for a different number or kind of shares or other securities of the Company, by reason of a reorganization, recapitalization, exchange of shares, stock split, combination of shares or dividend payable in shares or other securities, a corresponding adjustment shall be made by the Board in the number and kind of shares or other securities covered by outstanding Options and for which Options may be granted under the Plan. Any such adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of the Option, but the price per share specified in each Stock Option Agreement shall be correspondingly adjusted, PROVIDED, HOWEVER, that no adjustment shall be made with respect to an ISO that would constitute a modification as defined in Section 424 of the Code without the consent of the holder. Any such adjustment made by the Board shall be conclusive and binding upon all affected persons, including the Company and all Optionees.

     (b) If, while unexercised Options remain outstanding under the Plan, the Company merges or consolidates with a wholly-owned Subsidiary for the purpose of reincorporating itself under the laws of another jurisdiction, the Optionees will be entitled to acquire shares of common stock of the reincorporated Company upon the same terms and conditions as were in effect immediately prior to such reincorporation (unless such reincorporation involves a change in the number of shares or the capitalization of the Company, in which case proportional adjustments shall be made as provided above) and the Plan, unless otherwise rescinded by the Board, will remain the Plan of the reincorporated Company.

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     (c) Except as otherwise provided in the preceding paragraph, if the Company is merged or consolidated with another corporation, whether or not the Company is the surviving entity, or if the Company is liquidated or sells or otherwise disposes of all or substantially all of its assets to another entity while unexercised Options remain outstanding under the Plan, or if other circumstances occur in which the Board in its sole and absolute discretion deems it appropriate for the provisions of this paragraph to apply (in each case, an "APPLICABLE EVENT"), then: (i) in the discretion of the Board, each holder of an outstanding Option shall be entitled, upon exercise of the Option, to receive in lieu of shares of Common Stock, such stock or other securities or property as he or she would have received had he exercised the Option immediately prior to the Applicable Event; or (ii) the Board may, in its discretion, waive, generally or in one or more specific cases, any limitations imposed on exercise (including without limitation a change in any existing vesting schedule) so that some or all Options shall be exercisable from and after a date prior to the effective date of such Applicable Event, as specified by the Board in its discretion, or
(iii) the Board may, in its discretion, convert some or all Options into Options to purchase the stock or other securities of the surviving corporation pursuant to such Applicable Event; or (iv) the Board may, in its discretion, convert the outstanding and unexercised options to purchase stock or other securities of any corporation into Options to purchase Common Stock, whether pursuant to the Plan or not, pursuant to an Applicable Event; or (v) the Board may, in its discretion, cancel all outstanding and unexercised Options as of the effective date of any such Applicable Event; PROVIDED, HOWEVER, that notice of any cancellation pursuant to clause (v) shall be given to each holder of an Option not less than thirty (30) days preceding the effective date of such Applicable Event; and PROVIDED, FURTHER, that the Board may, in its discretion, waive, generally or in one or more specific instances, any limitations imposed on exercise (including a change in any existing vesting schedule) with respect to any Option so that such Option shall be exercisable in full or in part during such thirty (30) day period, as the Board may, in its discretion, determine.

     (d) Except as expressly provided to the contrary in this Section 9, the issuance by the Company of shares of stock of any class for cash or property or for services, either upon direct sale or upon the exercise of rights or warrants, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect the number, class or price of shares of Common Stock then subject to outstanding Options.

10.  FORFEITURE FOR DISHONESTY OR TERMINATION FOR CAUSE

     Notwithstanding any provision of the Plan to the contrary, if the Board determines, after full consideration of the facts, that:

     (a) the Optionee or holder of Restricted Stock has been engaged in fraud, embezzlement or theft in the course of his or her employment by or involvement with the Company or a Subsidiary, has made unauthorized disclosure of trade secrets or other proprietary information of the Company or a Subsidiary or of a third party who has entrusted such information to the Company or a Subsidiary, or has been convicted of a felony or any crime that reflects negatively upon the Company; or

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     (b) the  Optionee or holder of  Restricted  Stock has violated the terms of any employment, noncompetition, nonsolicitation, confidentiality, nondisclosure or other agreement with the Company to which he is a party; or

     (c) the employment or involvement with the Company or a Subsidiary of the Optionee or holder of Restricted Stock was terminated for "cause," as defined in any agreement with the Optionee or holder of Restricted Stock governing his or her relationship with the Company, or if there is no such agreement, as determined by the Board, which may determine that "cause" includes among other matters the willful failure or refusal of the Optionee or holder of Restricted Stock to perform and carry out his or her assigned duties and responsibilities diligently and in a manner satisfactory to the Board;

then the Optionee's right to exercise an Option shall terminate as of the date of such act (in the case of (a) or (b)) or such termination (in the case of (c)), the Optionee shall forfeit all unexercised Options and the Company shall have the right to repurchase all or any part of the shares of Common Stock acquired by the Optionee upon any previous exercise of any Option or any previous acquisition by the holder of Restricted Stock, whether then vested or unvested, at a price equal to the lower of (x) the amount paid to the Company upon such exercise or acquisition, or (y) the Fair Market Value of such shares at the time of repurchase. If an Optionee whose behavior the Company asserts falls within the provisions of the clauses above has exercised or attempts to exercise an Option prior to consideration of the application of this Section 10 or prior to a decision of the Board, the Company shall not be required to recognize such exercise until the Board has made its decision and, in the event any exercise shall have taken place, it shall be of no force and effect (and shall be void AB INITIO) if the Board makes an adverse determination; PROVIDED, HOWEVER, that if the Board finds in favor of the Optionee then the Optionee will be deemed to have exercised the Option retroactively as of the date he or she originally gave notice of his or her attempt to exercise or actual exercise, as the case may be. The decision of the Board as to the cause of an Optionee's or holder of Restricted Stock's discharge and the damage done to the Company shall be final, binding and conclusive. No decision of the Board, however, shall affect in any manner the finality of the discharge of such Optionee or holder of Restricted Stock by the Company. For purposes of this Section 10, reference to the Company shall include any Subsidiary.

11.  CERTAIN AGREEMENTS

     Without limiting the foregoing, the Board may provide in an Optionee's Stock Option Agreement (or in a grantee's Restricted Stock Agreement) that any exercise of such Option (or any grant of Restricted Stock) is conditioned on the Optionee's (or grantee's) execution of one or more letter agreements or other documents concerning investment intent, transfer restrictions, and such other matters as the Board may deem appropriate.

12.  MISCELLANEOUS

     (a) NO GUARANTEE OF EMPLOYMENT OR OTHER SERVICE RELATIONSHIP. Neither the Plan nor any Stock Option Agreement or Restricted Stock Agreement shall give an employee the right to continue in the employment of the Company or a Subsidiary or give the Company or a Subsidiary the right to require an employee to continue in employment. Neither the Plan nor any Stock Option Agreement or Restricted Stock Agreement shall give a director or other service provider the right to continue to perform services for the Company or a Subsidiary or give the Company or a Subsidiary the right to require the director or service provider to continue to perform services.

     (b) TAX WITHHOLDING. To the extent required by law, the Company shall withhold or cause to be withheld income and other taxes with respect to any income recognized by an Optionee by reason of the exercise or vesting of an Option or Restricted Stock, and as a condition to the receipt of any Option or Restricted Stock the Optionee shall agree that if the amount payable to him by the Company and any Subsidiary in the ordinary course is insufficient to pay such taxes, then he shall upon the request of the Company pay to the Company an amount sufficient to satisfy its tax withholding obligations.

     Without limiting the foregoing, the Board may in its discretion permit any Optionee's withholding obligation to be paid in whole or in part in the form of shares of Common Stock by withholding from the shares to be issued or by accepting delivery from the Optionee of shares already owned by him. The Fair Market Value of the shares for such purposes shall be determined as set forth in
Section 5(b). An Optionee may not make any such payment in the form of shares of Common Stock acquired upon the exercise of an ISO until the shares have been held by him for at least two years after the date the ISO was granted and at least one year after the date the ISO was exercised. If payment of withholding taxes is made in whole or in part in shares of Common Stock, the Optionee shall deliver to the Company stock certificates registered in his name representing shares of Common Stock legally and beneficially owned by him, fully vested and free of all liens, claims and encumbrances of every kind, duly endorsed or accompanied by stock powers duly endorsed by the record holder of the shares represented by such stock certificates. If the Optionee is subject to Section 16(a) of the Exchange Act, his ability to pay his withholding obligation in the form of shares of Common Stock shall be subject to such additional restrictions as may be necessary to avoid any transaction that might give rise to liability under Section 16(b) of the Exchange Act.

     ALL TAX CONSEQUENCES UNDER ANY APPLICABLE LAW WHICH MAY ARISE FROM THE GRANT OF ANY OPTIONS OR RESTRICTED STOCK , OR IN THE CASE OF AN OPTION, FROM ITS EXERCISE, FROM THE SALE OR DISPOSITION OF THE SHARES OR RESTRICTED STOCK OR FROM ANY OTHER ACT OF THE OPTIONEE IN CONNECTION WITH THE FOREGOING SHALL BE BORNE SOLELY BY THE OPTIONEE, AND THE OPTIONEE SHALL INDEMNIFY THE COMPANY AND SHALL HOLD IT HARMLESS AGAINST AND FROM ANY LIABILITY FOR ANY SUCH TAX OR PENALTY, INTEREST OR INDEXATION THEREON OR THEREUPON

     Each Optionee shall notify the Company in writing within ten (10) days after the date such Optionee first obtains knowledge of any tax bureau inquiry, audit, assertion, determination, investigation, or question relating in any manner to the value of Stock or Options granted or received hereunder, and each Optionee agrees to any settlement, closing or other similar agreement in connection with the foregoing. Upon request, an Optionee shall provide to the Company any information or document relating to any event described in the preceding sentence which the Company (in its sole discretion) requires in order to calculate and substantiate any change in the Company's tax liability as a result of such event.

     (c) USE OF PROCEEDS. The proceeds from the sale of shares pursuant to Options shall constitute general funds of the Company.

     (d) CONSTRUCTION. All masculine pronouns used in the Plan shall include both sexes; the singular shall include the plural and the plural the singular unless the context otherwise requires. The titles of the sections of the Plan are included for convenience only and shall not be construed as modifying or affecting their provisions.

     (e) GOVERNING LAW. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflict of laws.

13.  EFFECTIVE DATE, DURATION, AMENDMENT AND TERMINATION OF PLAN

     The Plan shall be effective as of November __, 2004, subject to ratification by (a) the holders of a majority of the outstanding shares of capital stock present, or represented, and entitled to vote thereon (voting as a single class) at a duly held meeting of the stockholders of the Company or (b) by the written consent of the holders of a majority (or such greater percentage as may be prescribed under the Company's charter, by-laws and applicable state law) of the capital stock of the Company entitled to vote thereon (voting as a single class), in either case within twelve months after such date. Options or Restricted Stock that are conditioned upon the ratification of the Plan by the stockholders may be granted prior to ratification. The Board may grant Options or Restricted Stock under the Plan from time to time until the close of business on November __, 2014. The Board may at any time amend the Plan; PROVIDED, HOWEVER, that without approval of the Company's stockholders there shall be no:
(a) change in the number of shares of Common Stock that may be issued under the Plan, except by operation of the provisions of Section 9, either to any one Optionee or in the aggregate; (b) change in the class of persons eligible to receive Options or Restricted Stock; or (c) other change in the Plan that requires stockholder approval under applicable law. No amendment shall adversely affect outstanding Options or Restricted Stock without the consent of the Optionee or holder of Restricted Stock. The Plan may be terminated at any time by action of the Board, but any such termination will not terminate any Option or Restricted Stock then outstanding without the consent of the Optionee or the holder of such Restricted Stock.

14.  RULES PARTICULAR TO SPECIFIC COUNTRIES

     (a) NOTWITHSTANDING anything herein to the contrary, the terms and conditions of the Plan may be amended with respect to particular types of Optionees as determined by the Board (for example - Israeli employees) by an addendum to the Plan (the "APPENDIX").

     (b) THE Company may adopt one or more Appendixes. Each Appendix shall be approved by the Board and as required or advisable under applicable law.

     (c) THE terms of an Appendix shall govern only with respect to the types of Optionees specified in such Appendix.

     (d) In the case that the terms and conditions set forth in an Appendix conflict with any provisions of the Plan, the provisions of the Appendix shall govern with respect to Optionees that are subject to such Appendix, provided, however, that such Appendix shall not be construed to grant the Optionees rights not consistent with the terms of the Plan, unless specifically provided in such Appendix.

                        [Form of Stock Option Agreement]

 ALL OF THE TERMS OF THIS AGREEMENT AND THE INFORMATION HEREIN ARE CONFIDENTIAL.

     This Stock Option Agreement (this "AGREEMENT") is made as of this day of by and between e-Glue Software Technologies, Inc., a Delaware corporation (the "COMPANY"), and (the "OPTIONEE").

                                WITNESSETH THAT:

     WHEREAS, the Company instituted the "e-Glue Software Technologies, Inc. 2004 Stock Option Plan" (the "PLAN"); and

     WHEREAS, the Board of Directors of the Company (the "BOARD") has granted to the Optionee a stock option upon the terms and subject to the conditions of this Agreement and of the Plan (which is hereby incorporated herein); and

     WHEREAS, the Board has designated this stock option [an incentive / a non-qualified] stock option in accordance with the Plan.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the Company and the Optionee agree as follows:

1. GRANT. Subject to the terms and conditions hereinafter set forth and the terms and conditions of the Plan, the Company (which term shall include, unless the context otherwise clearly requires, all Subsidiaries of the Company) hereby grants to the Optionee the following option (the "OPTION") to purchase from the Company the number of shares specified in SCHEDULE 1 attached hereto of the Common Stock, $.001 par value per share (the "COMMON STOCK"), of the Company.

2. EXERCISE PRICE AND FURTHER CONDITIONS. This Option may be exercised at the exercise price per share of Common Stock set forth in SCHEDULE 1 attached hereto, subject to the Vesting Schedule set forth in Section 3 herein and the adjustment as provided herein and in the Plan. Pursuant to Section 11 of the Plan, the exercise of this Option may also be conditioned on the Optionee's execution of certain letter agreements or other documents, including, without limitation, those expressly referred to herein.

3. VESTING SCHEDULE. Options granted under this Agreement will be exercisable subject to a four (4) year vesting period, as follows: twenty five percent (25%) of the Options granted to the Optionee shall vest and become exercisable one (1) year from they day they were granted to the Optionee, with the balance of seventy five percent (75%) of the Options, vesting and becoming exercisable in equal installments, on a quarterly basis over the following three (3) years thereafter, unless otherwise approved by the Board as set forth in SCHEDULE 1 to this Agreement.

4. TERM AND EXERCISABILITY OF OPTION. This Option shall expire on the expiration date specified in SCHEDULE 1 attached hereto and shall be exercisable prior to that date in accordance with and subject to the conditions set forth in the Plan and those conditions, if any, set forth in SCHEDULE 1 attached hereto or in
Section 2 hereof. If before this Option has been exercised in full, the Optionee ceases to be an employee of or provide services for the Company or a Subsidiary, for any reason other than a termination for a reason specified in Section 10 of the Plan, the Optionee may exercise this Option to the extent that he or she might have exercised it on the date of termination of his or her employment, but only during the period ending on the earlier of (a) the date on which the Option expires in accordance with SCHEDULE 1 attached hereto or (b) three (3) months after the date of termination of the Optionee's employment with the Company or a Subsidiary, or of his provision of services to the Company or a Subsidiary. However, if the Optionee dies before the date of expiration of this Option and while in the employ of or during the course of providing services, for the Company or a Subsidiary or during the three (3) month period described in the preceding sentence, or in the event of the retirement of the Optionee for reasons of disability (within the meaning of Section 22(e)(3) of the Code) the Option shall remain exercisable until the earlier of its date of expiration in accordance with SCHEDULE 1 attached hereto or one year from the date of such death or retirement. If the Optionee dies before this Option has been exercised in full, the executor, administrator or personal representative of the estate of the Optionee may exercise this Option as set forth in the preceding sentence.

5. METHOD OF EXERCISE. To the extent that the right to purchase shares of Common Stock is exercisable hereunder, this Option may be exercised from time to time
(i) by notice acceptable to the Company substantially in the form attached hereto as EXHIBIT A stating the number of shares with respect to which this Option is being exercised and accompanied by payment in full of the exercise price for the number of shares to be delivered by cash or check or (ii) by means of a "cashless exercise" procedure set forth in Section 5(d)(ii) of the Plan. Any exercise of less than all the options that are vested at the time of exercise must be for a minimum of ten (10) shares. As soon as practicable after its receipt of such notice, the Company shall, without transfer or issue tax to the Optionee (or other person entitled to exercise this Option), deliver to the Optionee (or other person entitled to exercise this Option), at the principal executive offices of the Company or such other place as shall be mutually acceptable, a stock certificate or certificates for such shares out of theretofore authorized but unissued shares or reacquired shares of its Common Stock as the Company may elect; PROVIDED, HOWEVER, that the time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of law.

6. NONASSIGNABILITY OF OPTION RIGHTS. This Option shall not be assignable or transferable by the Optionee except by will or by the laws of descent and distribution and during the life of the Optionee, this Option shall be exercisable only by him or her.

7. FORFEITURE FOR DISHONESTY OR TERMINATION FOR CAUSE. Notwithstanding any provision of this Agreement to the contrary, if the Board determines, after full consideration of the facts, that:

     (a) the Optionee has been engaged in fraud, embezzlement or theft in the course of his or her employment by or involvement with the Company or a Subsidiary, has made unauthorized disclosure of trade secrets or other proprietary information of the Company or a Subsidiary or of a third party who has entrusted such information to the Company or a Subsidiary, or has been convicted of a felony or any crime that reflects negatively upon the Company; or

     (b) the Optionee has violated the terms of any employment, noncompetition, nonsolicitation, confidentiality, nondisclosure or other agreement with the Company to which he is a party; or

     (c) the employment or involvement with the Company or a Subsidiary of the Optionee was terminated for "cause," as defined in any agreement with the Optionee governing his or her relationship with the Company, or if there is no such agreement, as determined by the Board, which may determine that "cause" includes among other matters the willful failure or refusal of the Optionee to perform and carry out his or her assigned duties and responsibilities diligently and in a manner satisfactory to the Board;

then the Optionee's right to exercise this Option shall terminate as of the date of such act (in the case of (a) or (b)) or such termination (in the case of (c)), the Optionee shall forfeit the unexercised portion of this Option and the Company shall have the right to repurchase all or any part of the shares of Common Stock acquired by the Optionee upon any previous exercise of this Option, at a price equal to the lower of (x) the amount paid to the Company upon such exercise, or (y) the Fair Market Value of such shares at the time of repurchase. If the Company asserts that the Optionee's behavior falls within the provisions of the clauses above and the Optionee has exercised or attempts to exercise this Option prior to consideration of the application of this Section 7 or prior to a decision of the Board, the Company shall not be required to recognize such exercise until the Board has made its decision and, in the event any exercise shall have taken place, it shall be of no force and effect (and shall be void AB INITIO) if the Board makes an adverse determination; PROVIDED, HOWEVER, that if the Board finds in favor of the Optionee then the Optionee will be deemed to have exercised this Option retroactively as of the date he or she originally gave notice of his or her attempt to exercise or actual exercise, as the case may be. The decision of the Board as to the cause of the Optionee's discharge and the damage done to the Company shall be final, binding and conclusive. No decision of the Board, however, shall affect in any manner the finality of the discharge of the Optionee by the Company. For purposes of this Section 7, reference to the Company shall include any Subsidiary.

8.   RIGHT OF FIRST REFUSAL; Drag Along; Right of Repurchase.

     (a) If at any time the Optionee (which term for purposes of this Section 8 shall mean the Optionee and his executors, administrators and any other person to whom the Option may be transferred by will or the laws of descent and distribution) desires to sell, assign or otherwise transfer (including by gift) any of the shares of Common Stock acquired pursuant to the exercise of this Option, the Optionee shall first offer such shares to the Company by giving written notice of the Optionee's desire so to sell, assign or transfer such shares. The notice shall state the number of shares offered, the name of the person or persons to whom it is proposed to sell, assign or transfer such shares and the price (if any) at which such shares are intended to be sold, assigned or transferred. Such notice shall constitute an offer to the Company for the Company to purchase the number of shares set forth in the notice at a price per share equal to the price stated therein or, in the case of a proposed transfer without consideration, at the exercise price per share of this Option. The Company may accept the offer as to all or a part of such shares by notifying the Optionee in writing within 15 days after receipt of such notice of its acceptance of the offer. If the Company accepts the offer in whole or in part, the Company shall have 30 days thereafter within which to purchase the offered shares that it has elected to purchase at a price per share as aforesaid. If within the applicable time periods the Optionee does not receive notice of the Company's intention to purchase the offered shares, or if payment in full of the purchase price is not tendered by the Company, the offer shall be deemed to have been rejected as to any shares not so purchased and the Optionee may transfer title to such Shares as shall not have been so purchased within 90 days from the date of the Optionee's written notice to the Company of the Optionee's intention to sell, but such transfer shall be made only to the proposed transferee and at the proposed price as stated in such notice and after compliance with any other provisions of this Option and any other agreements that are applicable to the transfer of such Shares. Shares that are so transferred to such transferee shall continue to be subject to the rights of the Company set forth in this Section 8, as well as all applicable provisions of the Stock Restriction Agreement.

     (b) No sale, assignment, pledge or transfer of any of the shares covered by this Option shall be effective unless all of the applicable provisions of this
Section 8 have been duly complied with, and the Company may inscribe on the face of any certificate representing any of such shares a legend referring to the provisions of this Section 8. If any transfer of shares is made or attempted in violation of this Section 8, or if shares are not offered to the Company as required this Section 8, the Company shall have the right to purchase such shares from the Optionee or his transferee at any time before or after the transfer. In addition to any other legal or equitable remedies which it may have, the Company may enforce its rights by actions for specific performance (to the extent permitted by law) and may refuse to recognize any transferee as a stockholder for any purpose, until all applicable provisions hereof have been complied with.

     (c) Drag-Along. As a condition to the receipt of any Stock pursuant to the grant of Options, Optionee hereby irrevocably agrees that his/her Stock shall be subject to any and all drag-along and/or squeeze-out obligations relating to the compulsory transfer of his/her Stock in accordance with the provisions of the Company's Certificate of Incorporation, as may be amended from time to time, and if no such drag-along and/or squeeze-out obligations are provided for in said charter documents, then as such drag-along and/or squeeze-out obligations shall be provided in the latest agreement in effect among the Company's shareholders to which the Company is party which agreement is deemed to be incorporated herein by reference and the Optionee shall be deemed to be a holder of Stock that is party to such agreement. The stockholder of the Company and the Company are entitled to rely on this irrevocable agreement.

     (d) Right of Repurchase. To the extent provided in the Company's Certificate of Incorporation, as may be amended from time to time, and subject to applicable law, the Company shall have the right to repurchase all or any part of the Stock purchased upon the exercise of this Option, provided however that such repurchase shall not occur during the six (6) month period following the date of the exercise of the Option, in consideration for the fair market value of the Stock. The fair market value of such Stock shall be determined by the Board in good faith.

9. CONFIDENTIALITY. The Optionee hereby agrees that the entire contents of this Agreement are confidential at all times, and that the Option's exercisability is conditioned on his or her compliance with this covenant; PROVIDED, HOWEVER, that the Optionee may disclose the contents of this Agreement to his or her spouse and to his or her legal and financial advisors.

10. IRREVOCABLE PROXY UNTIL IPO OR MERGER/SALE. Notwithstanding anything herein or in the Plan to the contrary, and as a material precondition to the Company's issuance of Options and Restricted Stock under the Plan, the Optionee shall execute an irrevocable proxy in the form attached hereto as EXHIBIT B, appointing as the Optionee's proxy, any person designated by the Board or the Committee with power of delegation. So long as any such Stock are held by a Trustee such Shares shall be voted by the person designated by the Board or the Committee, in the same proportion as the result of the total shareholder vote in the matter brought to vote. It is hereby clarified the Trustee shall have no voting rights. Notwithstanding the foregoing, any irrevocable proxy granted pursuant hereto shall be of no force or effect upon the earlier of (i) the consummation of the Company's Initial Public Offering or (ii) the consummation of a Merger/Sale, as such terms are defined in the Plan. The proxy is to vote pro-rata to the voting of the other shareholders.

11. COMPLIANCE WITH SECURITIES ACT. (a) The Company shall not be obligated to sell or issue any shares of Common Stock or other securities pursuant to the exercise of this Option unless the shares of Common Stock or other securities with respect to which this Option is being exercised are at that time effectively registered or exempt from registration under the Securities Act and applicable state securities laws. In the event shares or other securities shall be issued that shall not be so registered, the Optionee hereby represents, warrants and agrees that he or she will receive such shares or other securities for investment and not with a view to their resale or distribution, and will execute an appropriate investment letter satisfactory to the Company and its counsel.

(b) NO REGISTRATION RIGHTS - The Company may, but shall not be obligated to, register or qualify the sale of Shares under the Securities Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the sale of Shares under this Agreement to comply with any law.

(c) SECURITIES LAW RESTRICTIONS. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Acts or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on share certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

12. MARKET STAND-OFF. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company's initial public offering, the Optionee shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any Option or other contract for the purchase of, purchase any Option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Agreement without the prior written consent of the Company or its underwriters. Such restriction (the "Market Stand-Off") shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters. In no event, however, shall such period exceed 180 days. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company's outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Stock subject to the Market Stand-Off, or into which such Stock thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares acquired under this Agreement until the end of the applicable stand-off period. The Company's underwriters shall be beneficiaries of the agreement set forth in this Section 12. This Section 12 shall not apply to Stock registered in the public offering under the Securities Act.

13. LEGENDS. All certificates evidencing Restricted Stock purchased under this Agreement shall bear the following legends:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS".

     " THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND MAY NOT BE SOLD, EXCHANGED, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH AND SUBJECT TO ALL THE TERMS AND CONDITIONS OF THIS STOCK OPTION AGREEMENT AMONG THE CORPORATION AND OPTIONEE. ANY TRANSFEREE RECEIVES THIS CERTIFICATE SUBJECT TO THE WAIVER OF SUCH RESTRICTIONS."

REMOVAL OF LEGENDS. If, in the opinion of the Company and its counsel, any legend placed on a share certificate representing Shares sold under this Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.

ADMINISTRATION. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 13 shall be conclusive and binding on the Optionee and all other persons.

14. RIGHTS AS STOCKHOLDER. The Optionee shall have no rights as a stockholder with respect to any shares of Common Stock or other securities covered by this Option until the date of issuance of a certificate to him or her for such shares or other securities. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued, except as required or permitted by Section 9 of the Plan.

15. WITHHOLDING TAXES. The Optionee hereby agrees, as a condition to any exercise of this Option, to provide to the Company an amount sufficient to satisfy its obligation to withhold certain federal, state and local taxes arising by reason of such exercise (the "WITHHOLDING AMOUNT"), if any, by (a) authorizing the Company and/or a Subsidiary to withhold the Withholding Amount from his cash compensation or (b) remitting the Withholding Amount to the Company in cash; PROVIDED, HOWEVER, that to the extent that the Withholding Amount is not provided by one or a combination of such methods, the Company in its sole and absolute discretion may refuse to issue such shares of Common Stock or may withhold from the shares of Common Stock delivered upon exercise of this Option that number of shares having a Fair Market Value, on the date of exercise, sufficient to eliminate any deficiency in the Withholding Amount.

16. NOTICE OF DISQUALIFYING DISPOSITION. If this Option is an incentive stock option, the Optionee agrees to notify the Company promptly in the event that he sells, transfers, exchanges or otherwise disposes of any shares of Common Stock issued upon exercise of the Option before the later of (i) the second anniversary of the date of grant of the Option and (ii) the first anniversary of the date the shares were issued upon his exercise of the Option.

17. TERMINATION OR AMENDMENT OF PLAN. The Board may in its sole and absolute discretion at any time terminate or from time to time modify and amend the Plan, but no such termination or amendment will affect rights and obligations under this Option, to the extent it is then in effect and unexercised.

18. EFFECT UPON EMPLOYMENT. Nothing in this Option or the Plan shall be construed to impose any obligation upon the Company or any Subsidiary to employ or retain in its employ, or continue its involvement with, the Optionee.

19. TIME FOR ACCEPTANCE. Unless the Optionee shall evidence his acceptance of this Option by executing this Agreement and returning it to the Company within thirty (30) days after its delivery to him, the Option and this Agreement shall, in the discretion of the Company, be null and void.

20. GENERAL PROVISIONS.

     (a) AMENDMENT; WAIVERS. This Agreement, including the Plan, contains the full and complete understanding and agreement of the parties hereto as to the subject matter hereof and, except as otherwise permitted by the express terms of the Plan and this Agreement, it may not be modified or amended, nor may any provision hereof be waived, except by a further written agreement duly signed by each of the parties; provided, HOWEVER, that a modification or amendment that does not adversely affect the rights of the Optionee hereunder, as they may exist immediately before the effective date of the modification or amendment, shall be effective upon written notice of its provisions to the Optionee. The waiver by either of the parties hereto of any provision hereof in any instance shall not operate as a waiver of any other provision hereof or in any other instance.

     (b) BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and, to the extent provided herein and in the Plan, their respective heirs, executors, administrators, representatives, successors and assigns.

     (c) CONSTRUCTION. This Agreement is to be construed in accordance with the terms of the Plan. In case of any conflict between the Plan and this Agreement, the Plan shall control. The titles of the sections of this Agreement are included for convenience only and shall not be construed as modifying or affecting their provisions. The masculine gender shall include both sexes; the singular shall include the plural and the plural the singular unless the context otherwise requires. Capitalized terms not defined herein shall have the meanings given to them in the Plan.

     (d) GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the applicable laws of the State of Delaware (other than the law governing conflict of law questions) except to the extent the laws of any other jurisdiction are mandatorily applicable.

     (e) NOTICES. Any notice in connection with this Agreement shall be deemed to have been properly delivered if it is in writing and is delivered by hand or facsimile or sent by registered mail to the party addressed as follows, unless another address has been substituted by notice so given:

To the Optionee:  To his or her address as listed on the books of the Company

To the Company:                     e-Glue Software Technologies, Inc.
                                    D.N. Hefer 37845, Israel
                                    Attention: Mr. Moshe Avlagon, CFO
                                    Fax:    972-4-6231786

                                    and

with a copy to:            Z.A.G. / S&W LLP
                           1290 Avenue of the Americas, 29th Floor
                           New York, NY 10404, USA
                           Attention: Yair Estline, Esq.

                  [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, Optionee has executed this Agreement and the Company has caused this Agreement to be executed by its officer thereunto duly authorized, all as of the date first set forth above.

e-Glue Software Technologies, Inc.                   ___________________________
                                                     (Signature of Optionee)

By:___________________________
   Title:

                                           Schedule 1 to Stock Option Agreement

1.   Name of Optionee:

2.   Date of grant of Option:

3.   Number of shares of Common Stock:

4.   Type of Option:  [Incentive/Nonqualified]

5.   Exercise Price (per share):  $

6.   Term:    Subject to Section 3 of the Stock Option Agreement, this
              Option expires at 5:00 p.m. Eastern Time on [date].

7.   Exercisability:     Provided that on the dates set forth below the
                         Optionee is still employed by or providing services to the Company, the Option will become exercisable as follows and as provided in Section 3 of the Stock Option Agreement:

     DATE                NUMBER OF SHARES               CUMULATIVE NUMBER

                                            Exhibit A to Stock Option Agreement

                       [FORM FOR EXERCISE OF STOCK OPTION]

e-Glue Software Technologies, Inc.
[COMPLETE]

     Re: Exercise of Option under the e-Glue Software Technologies, Inc. 2004 Stock Option Plan

Gentlemen:

     I hereby elect to exercise the stock option granted to me pursuant and subject to the terms and conditions of the Stock Option Agreement between the Company and me dated as of _______, 200__ (the "OPTION AGREEMENT") by and to the extent of purchasing _____ shares of Common Stock, $.001 par value per share, of ______ e-Glue Software Technologies, Inc. (the "COMPANY") for the exercise price of $_____ per share.

     Enclosed please find payment, in cash or in such other property as is permitted under the g-Glue Software Technologies, Inc. 2004 Stock Option Plan (the "PLAN"), of the purchase price for said shares. IF I AM MAKING PAYMENT OF ANY PART OF THE PURCHASE PRICE BY DELIVERY OF SHARES OF COMMON STOCK OF THE COMPANY, I HEREBY CONFIRM THAT I HAVE INVESTIGATED AND CONSIDERED THE POSSIBLE INCOME TAX CONSEQUENCES OF MAKING PAYMENTS IN THAT FORM. I agree to provide the Company an amount sufficient to satisfy the obligation of the Company to withhold certain taxes, as provided in Section 14 of the Option Agreement.

     Also  enclosed  are  executed  letters   concerning  my  investment  intent
representations.

     I specifically confirm to the Company that the shares shall be held subject to all of the terms and conditions of the Option Agreement.

                                              Very truly yours,
                                              _________________________________
Date                                          (Signed by the Employee or other
                                               party duly exercising option)

[Date]

e-Glue Software Technologies, Inc.
[COMPLETE]

Gentlemen:

     In connection with my acquisition of [Number] shares of the Common Stock, $.001 par value per share (the "SHARES"), of e-Glue Software Technologies, Inc. (the "COMPANY"), from [from the Company at a price of [Amount] per share/from [Name of Seller] for a purchase price of [Amount] per share]/upon the exercise of a stock option at an exercise price of [Amount] per share], I hereby represent to the Company that I am acquiring the Shares to be purchased for my own account for investment and not with a view to, or for resale in connection with, any distribution thereof or the grant of any participation therein, and that I have no present intention of distributing or reselling any thereof, or granting any participation therein. My acquisition of the Shares will be a representation by me to the Company that I am then acquiring the Shares for my own account for investment with no intention of making any distribution thereof. I represent that I understand that there is no trading market for shares of the Company Common Stock, there is no assurance that such market will ever develop, and that any routine resales of the Shares made in reliance upon Rule 144 under the Securities Act of 1933 (the "ACT"), if Rule 144 becomes available with respect to shares of the Company's Common Stock, can be made only in limited amounts in accordance with the terms and conditions of that Rule, and as long as Rule 144 is not available with respect to the Shares, absent registration, compliance with Regulation A under the Act or some other exemption will be required for any resale. The Company is under no obligation to me to register the Shares under the Act, to comply with any exemption under the Act or to furnish me with any information necessary to enable me to sell shares of the Company's Common Stock under Rule 144.

     I represent that I fully understand the nature of the risks involved in purchasing the Shares, I am qualified by my own experience to evaluate investments of this type and I am able to bear the economic risks of this investment which may include a total loss of the investment or holding the shares indefinitely. I represent and warrant that I have determined that my investment is a suitable one for me to make in light of all the circumstances, further represent that I have had the opportunity to ask questions of and receive answers from the officers and other employees of the Company regarding the terms and conditions of this purchase as well as the affairs of the Company and related matters and that I have had the opportunity to obtain additional information necessary to verify the accuracy of the information so obtained.

     I further represent that I have full authority to carry out this transaction without the consent of any other person.

                                              _________________________________
                                              [Name]

                       Exhibit B to Stock Option Agreement

                        E-GLUE SOFTWARE TECHNOLOGIES INC,

                                IRREVOCABLE PROXY

The undersigned holder, being an employee of e-Glue Software Technologies, Inc. (the "COMPANY"), a Delaware corporation, or a subsidiary thereof, who holds (or will hold, after exercising options to purchase the Company's Common Stock) Common Stock of the Company (the "SHARES"), hereby appoints the Company's Secretary (or another person, in the Company's discretion) (the "PROXY HOLDER") as my proxy to vote for me and on my behalf at shareholders meetings of the Company with respect to the Shares. The Proxy Holder is hereby appointed as my true and lawful proxy and attorney-in-fact, with full power of substitution and revocation, to attend meetings of the shareholders of the Company to be held at any time, or any continuation or adjournment thereof, to vote or take action by written consent with respect to the Shares, on all matters as the Proxy Holder shall determine in its discretion, including, without limitation, shareholders meetings, shareholders actions by written consent and waivers. In addition, the undersigned hereby appoints the Proxy Holder as my true and lawful proxy and attorney-in-fact, with full power of substitution, to receive all notices to which I am entitled to by virtue of contract or the Company's By Laws or Certificate of Incorporation. Furthermore, the undersigned hereby appoints the Proxy Holder as my exclusive true and lawful proxy and attorney-in-fact, with full power of substitution, to request from the Company and to receive all information or documentation which I am entitled to by virtue of contract, the Company's By Laws or Certificate of Incorporation or applicable law, as the Proxy Holder shall deem fit in its discretion.

This Proxy is irrevocable, for an indefinite time, or until another date as determined by the Company's Compensation Committee or Board. Notwithstanding the foregoing, this Proxy shall terminate automatically upon the consummation of an initial public offering of the Company's Common Stock. The undersigned further agrees that this proxy is coupled with an interest.

In the case that the Shares shall be held for my benefit by a trustee (the "TRUSTEE"), then this Proxy shall act as irrevocable instructions in writing to the Trustee, so the Trustee shall perform all of the above with respect to the Shares.

This Irrevocable Proxy shall be governed by and construed in accordance with the laws of the State of Israel, without regard to its conflict of laws principles.

This Irrevocable Proxy is effective as of ______, 200_.

______________________________________________
                  SIGNATURE
Name: __________________________________
Date:

                                                     ACKNOWLEDGED AND AGREED TO:

                                                     Proxy Holder:
                                                     ____________

            E-GLUE SOFTWARE TECHNOLOGIES, INC. 2004 STOCK OPTION PLAN

                               APPENDIX A - ISRAEL

1.   PURPOSE OF THE APPENDIX

     1.1. This Appendix (the "APPENDIX") is made as part of the Plan (as defined herein. All terms not otherwise defined herein shall have the meaning ascribed to them in the Plan.) and pursuant to the provisions of
          Section 102 of the Israeli Income Tax Ordinance as amended under Amendment number 132 and thereafter (both as defined herein).

     1.2. This Appendix governs grants of Options to Israeli employees, either by a Trustee, or without a Trustee or to Israeli consultants and service providers.

2.   DEFINITIONS

     As used herein, the following definitions shall apply:

     2.1. "CAPITAL GAIN METHOD" means the capital gain method under Section 102.

     2.2. "ELIGIBLE  PARTICIPANT"  means any employee as such term is defined in
          Section 102. Without derogating from the foregoing Eligible Participant shall include any employee or Office Holder (as such term is defined in the Israeli Companies Law, 5759 - 1999) of the Company or any Subsidiary except for such persons that are deemed to be `BA'AL SHLITA' ("Controlling Person") under Section 32 to the Income Tax Ordinance.

     2.3. "INCOME TAX AUTHORITIES" means the Israeli income tax authorities that are authorized to give approvals in relation to this Appendix and grant of Options to Eligible Participants.

     2.4. "INCOME TAX ORDINANCE" - the Israeli Income Tax Ordinance (New Version) 1961, as amended from time to time.

     2.5. "LABOR INCOME METHOD" means the labor income method under Section 102.

     2.6. "OPTIONEE" means any Eligible Participant or Service Provider who is granted Options.

     2.7. "PLAN" means the e-Glue Software Technologies, Inc. 2004 Stock Option Plan this Appendix is attached to.

     2.8. "REALIZATION EVENT" means, with respect to each Option granted to a certain Optionee, the earlier to occur of: (I) the transfer of Securities from the Trustee to such Optionee; or (II) the sale of Shares by the Trustee; or (III) one day before such Optionee is no longer an Israeli resident (as provided for in Section 100A of the Income Tax Ordinance).

     2.9. "RELEASE TERM" means, in the case of the Capital Gain Method, a period ending twenty four (24) months after the end of the year in which certain Options were granted to the Trustee for the benefit of a certain Optionee. In the case of the Labor Income Method `Release Term' shall mean a period ending twelve (12) months after the end of the year in which certain Options were granted to the Trustee for the benefit of the Optionee.

     2.10. "SECTION 102" means Section 102 to the Income Tax Ordinance as amended under Amendment number 132 to the Income Tax Ordinance and as further amended from time to time, and / or as superseded and any rules regulations or instructions promulgated or enacted under such
          Section 102.

     2.11. "SECURITIES" shall mean Options or Restricted Stock.

     2.12. "SERVICE PROVIDER" means a person or entity who is engaged by the Company or any Subsidiary to render services (e.g, consulting services, advisory services, development services, marketing and sale services or any other services, including suppliers) to the Company or to such Subsidiary, but not including capital raising services.

     2.13. "TAX METHOD" means either the Capital Gains Method or the Labor Income Method.

     2.14. "TRUST" means a trust, maintained under the Trust Agreement entered into between the Company and the Trustee for administration of grant of Options under Section 102.

     2.15. "TRUST AGREEMENT" means the agreement between the Company and the Trustee as may be in effect from time to time specifying the duties and authority of the Trustee.

     2.16. "TRUST ASSETS" means all Securities and other assets held in Trust for the benefit of the Optionees pursuant to this Appendix and the Trust Agreement

     2.17. "TRUSTEE" means ____________________ (and any successor Trustee) who was, or shall be appointed by the Board of Directors of the Company and approved by the Income Tax Authorities to hold the Trust Assets.

3.   ADMINISTRATION

     The Board shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, this Appendix, and of any applicable laws, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan as necessary or advisable in the administration of the Plan, including, without limitation, the authority to: (i) to grant Options; (ii) to determine the kind of consideration payable (if any) with respect to Options; (iii) to determine the period during which Options may be exercised, and whether in whole or in installments; (iv) to determine the persons to whom, and the time or times at which Options shall be granted;
     (v) to determine the number of shares to be covered by each Option; (vi) to interpret the Plan; (vii) to prescribe, amend and rescind rules and regulations relating to the Plan; (viii) to determine the terms and provisions of the agreements (which need not be identical) entered into in connection with Options granted under the Plan; (ix) to cancel or suspend Options, as necessary; (x) to designate the type of Options to be granted to a Optionee; and (xi) to make all other determinations deemed necessary or advisable for the administration of the Plan. 4.

4.   PROVISIONS OF THE APPENDIX SHALL GOVERN

     The provisions of this Appendix shall supersede and govern in the case of any inconsistency or conflict arising between the provisions of the Appendix and the provisions of the Plan, provided, however, that this Appendix shall not be construed to grant any Optionee rights not consistent with the terms of the Plan, unless specifically provided herein. 6.

5.   SELECTION OF TAX METHOD - CAPITAL GAINS METHOD

     The Company chooses the Capital Gain Method (`MASLUL REVACH HON'). This choice may be changed in the future, by a Board resolution, provided, however, that the change is permissible under the provisions of Section 102.

6.   HOLDING OF SECURITIES BY THE TRUSTEE

     6.1. All Securities shall be issued to the Trustee to be held in the Trust for the benefit of the relevant Optionees. All certificates representing Securities issued to the Trustee under this Appendix shall be deposited with the Trustee, and shall be held by the Trustee until such time that such Options or Shares are released from the Trust as herein provided.

     6.2. After the Release Term is over, a Optionee shall be entitled to instruct the Trustee to transfer the Shares held for such Optionee's benefit to such Optionee, provided, however, that the Trustee confirms that all applicable tax as set forth in Section 102 was actually paid and the Trustee holds a confirmation to that effect from Income Tax Authorities.

     6.3. In the case that the Company distributes dividends, than the amount of dividends with respect of Shares held in Trust shall be paid to the Optionees that are the beneficial holders of such Shares, subject to deduction at source of the applicable tax. 7.

     7.   PROVISIONS GOVERNING THIS APPENDIX AND PLAN

     Notwithstanding  anything to the  contrary in the Plan or elsewhere in this
     Appendix:

          7.1. The Plan shall have one, sole, Trustee.

          7.2. The Appendix shall be subject to one Tax Method, unless the provisions of Section 102 allow otherwise.

          7.3. The Optionees shall not be entitled to cause a Realization Event to occur unless the Release Term is fulfilled.

          7.4. All rights or benefits that are received subsequent to the grant or exercise the Options or the Shares underlying such Options (including and not limited to bonus shares) shall be deposited with the Trustee until the end of the Release Term, and all such rights and benefits shall be subject to the Tax Method selected by the Company.

8.   EFFECTIVENESS OF THE APPENDIX.

     This Appendix shall become effective, and Options may be granted hereunder, only after receipt of the approvals required under Section 102 from the Income Tax Authorities. 8.

9.   ADDITIONAL LIMITATIONS

     9.1. The Company shall not issue Options to an Optionee unless such Optionee has confirmed in writing that he or she are aware of the provisions of Section 102 and the applicable Tax Method, and such Optionee has agreed in writing to the terms of the Trust Agreement, and that he/she shall not cause a Realization Event to occur before the Release Term is over. The form for the above confirmation shall be determined by the Committee, and shall be attached to this Appendix as EXHIBIT A.

     9.2. The Trustee shall not release any shares held by it in accordance with the terms of this Appendix, until the earlier to occur of: (i) an initial public offering of the Company's Common Stock; (ii) another event, as shall be determined by the Committee, regarding all, or any part of the Optionees; (iii) in the event that a certain Optionee wishes to sell the shares held for his or her benefit by the Trustee, according to a bona fide transaction.

     9.3. Each grant of Options is conditioned upon the Optionee agreeing irrevocably to discharge the Trustee, the Company and any other office holder, employee or agent thereof from any liability with respect of any action or decision duly taken and BONA FIDE executed in relation to the Plan, or relating to any Grant of Securities.

     9.4. The Trustee shall use the voting rights vested in any such shares issued upon the exercise of any Options granted under the Plan, in accordance with EXHIBIT B.

10.  GRANT OF OPTIONS NOT BY A TRUSTEE

     Notwithstanding the above, the Company shall be entitled to allocate Options not according to the Tax Methods, but by direct grant to Optionees, provided, however, that the requirements of Section 102 are met. In the case of a grant of Options to Service Providers or their employees, Section 102 shall not apply and such Optionees shall be required to execute option agreements in the form approved by the Board or the Compensation Committee. 10.

11.  INTEGRATION OF SECTION 102

     11.1. The provisions of the Plan and/or of the Option Agreement shall be subject to the provisions of Section 102, and the said provisions shall be deemed an integral part of the Plan and of the Option Agreement.

     11.2. For the avoidance of doubt, it is hereby clarified that any provisions of Section 102 which are necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the Plan or the Option Agreement, shall be considered binding upon the parties to the Plan and/or the Option Agreement.

12.  GOVERNING LAW AND JURISDICTION

     This Appendix shall be governed by and construed and enforced in accordance with the Israeli laws applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts of Tel-Aviv, Israel, shall have sole jurisdiction in any matters pertaining to this Appendix.

13.  TAX CONSEQUENCES

     Any tax consequences arising from the grant or exercise of any Option, from the payment for stock covered thereby or from any other event or act (of the Company, and/or its Subsidiaries, and the Trustee or the Optionee), hereunder, shall be borne solely by the Optionee. The Company and/or its Subsidiaries, and the Trustee shall withhold taxes according to the requirements of the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Optionee shall agree to indemnify the Company and/or its Subsidiaries and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee, unless the said liability is a result of default of the Company. The Committee and/or the Trustee shall not be required to release any stock certificate to a Optionee until all required payments have been fully made.

                             EXHIBIT A TO APPENDIX A
                          OPTION GRANT LETTER AGREEMENT

                                (the "AGREEMENT")

This letter agreement (the "AGREEMENT") is made as of _______ __, 2004, by and among e-Glue Software Technologies, Inc. (the "COMPANY"), a private company organized under the laws of the state of Delaware with its main place of business at _________________________, Israel, and _________, an [Israeli
citizen], I.D number _______ (the "OPTIONEE").

WHEREAS The Company has adopted a Stock Option Plan  (together  with  applicable
        Appendixes, the "PLAN"), a copy of which was reviewed by the Optionee;
        and

WHEREAS The Company has resolved to grant to the Optionee Options, subject to the terms and conditions herein; and

NOW, THEREFORE, it is agreed as follows:

1. All terms not defined herein shall have the meaning ascribed to them in the Plan.

2. The Company has resolved to grant certain options (the "OPTION GRANT") to purchase the Company's Ordinary Shares to the Optionee.

3. The terms of the Option Grant are as follows:

     3.1. Number of Options: _______ (____________________).

     3.2. Vesting Schedule - as defined in the Plan / ___________________. [Choose the relevant alternative]

     3.3. Vesting Commencement Date: _____ __, 200_.

     3.4. Exercise Price per options: _______.

4. The grant of the Option Grant is conditioned upon, and shall not become effective unless and until the Optionee agreeing to the terms of this Agreement.

5. Contact details and personal details of the Optionee as supplied by it:

     5.1. Full name: _________.

     5.2. Identification / registration number: _____________. [Only for Israeli citizens or entities]

     5.3. Address: ______________.

     5.4. Telephone (home): _________.

     5.5. Cellular Phone: ____________.

     5.6. Facsimile: __________.

     5.7. E-mail: ____________.

6. The grant is made in accordance with the terms of the Plan.

7. Prior to signing this Agreement Optionee had the reasonable opportunity to review the Plan and consult with his / her advisors (such advisors shall not include the Company or anyone on the Company's behalf) as Optionee deemed fit.

8. Optionee hereby confirms that he or she received reasonable opportunity to review the Plan and understand its terms, and that Optionee agrees to the terms and provisions of the Plan.

9. The Optionee acknowledges and agrees that the Company may be merged, or acquired or sold to a third party, and in such case, by signing this Agreement, the Optionee grants the Board, or anyone on behalf of the Board, the right to sign on behalf of such Optionee any document or agreement reasonably necessary, in the Board's discretion, in order to consummate such acquisition, merger or sale.

10. Optionee hereby confirms that he or she is aware of the provisions of
Section 102 (the updated Section 102 is attached hereto as EXHIBIT A) and the applicable Tax Method.

11. Optionee shall not exercise shares (as such term is defined in Section 102) before the Release Term.

12. Optionee agrees to the terms in the Trust Agreement (attached hereto as EXHIBIT B). 14.

Sincerely yours,

______________________________________  ______________________________________
  e-Glue Software Technologies, Inc.         ____________________ [OPTIONEE]

By: ______________________________      Name: ______________________________

Title: ______________________________

                             EXHIBIT B TO APPENDIX A
                        E-GLUE SOFTWARE TECHNOLOGIES INC,

                                IRREVOCABLE PROXY

The undersigned holder, being an employee of e-Glue Software Technologies, Inc. (the "COMPANY"), a Delaware corporation, or a subsidiary thereof, who holds (or will hold, after exercising options to purchase the Company's Common Stock) Common Stock of the Company (the "SHARES"), hereby appoints the Company's Secretary (or another person, in the Company's discretion) (the "PROXY HOLDER") as my proxy to vote for me and on my behalf at shareholders meetings of the Company with respect to the Shares. The Proxy Holder is hereby appointed as my true and lawful proxy and attorney-in-fact, with full power of substitution and revocation, to attend meetings of the shareholders of the Company to be held at any time, or any continuation or adjournment thereof, to vote or take action by written consent with respect to the Shares, on all matters as the Proxy Holder shall determine in its discretion, including, without limitation, shareholders meetings, shareholders actions by written consent and waivers. In addition, the undersigned hereby appoints the Proxy Holder as my true and lawful proxy and attorney-in-fact, with full power of substitution, to receive all notices to which I am entitled to by virtue of contract or the Company's By Laws or Certificate of Incorporation. Furthermore, the undersigned hereby appoints the Proxy Holder as my exclusive true and lawful proxy and attorney-in-fact, with full power of substitution, to request from the Company and to receive all information or documentation which I am entitled to by virtue of contract, the Company's By Laws or Certificate of Incorporation or applicable law, as the Proxy Holder shall deem fit in its discretion.

This Proxy is irrevocable, for an indefinite time, or until another date as determined by the Company's Compensation Committee or Board. Notwithstanding the foregoing, this Proxy shall terminate automatically upon the consummation of an initial public offering of the Company's Common Stock. The undersigned further agrees that this proxy is coupled with an interest.

In the case that the Shares shall be held for my benefit by a trustee (the "TRUSTEE"), then this Proxy shall act as irrevocable instructions in writing to the Trustee, so the Trustee shall perform all of the above with respect to the Shares.

This Irrevocable Proxy shall be governed by and construed in accordance with the laws of the State of Israel, without regard to its conflict of laws principles.

This Irrevocable Proxy is effective as of ______, 200_.


________________________________________________
                   SIGNATURE
Name:___________________________________________
Date:

                                                     ACKNOWLEDGED AND AGREED TO:

                                                     Proxy Holder:
                                                     ___________________________

                                    AMENDMENT
                      TO E-GLUE SOFTWARE TECHNOLOGIES, INC.
                             2004 STOCK OPTION PLAN

This amendment to e-Glue Software Technologies, Inc. 2004 Stock Option Plan is made as of June 9th, 2010 (the "AMENDMENT").

1. Capitalized terms used herein and not defined herein shall have the meaning ascribed to them pursuant to the Plan.

2.   Section 1 of the Plan shall be replaced in its entirety with the following:

     The purpose of this Plan is to encourage employees, directors and other individuals (whether or not employees) who render services to the Company and its Subsidiaries, to continue their association with the Company and its Subsidiaries by providing opportunities for them to participate in the ownership of the Company and in its future growth through the granting of Options and/or Restricted Stock.

3.   Section 3 of the Plan shall be replaced in its entirety with the following:

     The total number of shares of capital stock of the Company that may be subject to Options and Restricted Stock grants under the Plan shall be 32,321,750 Option Shares of the Company from either authorized but unissued shares or treasury shares. The number of shares stated in this Section 3 shall be subject to adjustment in accordance with the provisions of Section
     9. Shares of Restricted Stock that fail to vest and Options that are not fully exercised prior to its expiration or other termination shall again become available for grant under the terms of the Plan.

4.   A new Section 5A will be added to the Plan as follows:

     "5A. EXERCISABILITY INTO PREFERRED AA STOCK. Without derogating from anything contained herein, the Board may resolve with respect to certain holders of options to acquire the Company's Common Stock (the "COMMON OPTION"), that such Common Options may be exercised into shares of Preferred AA Stock and/or a combination of shares of Preferred AA Stock and Options and/or Restricted Stock underlying shares of Series D Preferred Stock, so long as such Common Options are outstanding, from time to time, in whole or in part, to the extent such are vested, and subject to the terms and conditions that the Board in its discretion may provide, PROVIDED, HOWEVER, that any partial exercise must be for a minimum of ten
     (10) shares of Preferred AA Stock. No Common Option shall be exercisable after the expiration of the period described in Section 5(a) above. Except as the Board in its discretion may otherwise provide in the Stock Option Agreement, a Common Option shall cease to be exercisable upon the expiration of three (3) months following the termination of the Optionee's employment with, or his other provision of services to, the Company or a Subsidiary, subject to Section 5 (a) above and Section 9 below."

5. Section 6(b) of the Plan shall be shall be amended and replaced with the following (changes from the version of the Plan are underlined):

     (b) A holder of Restricted (Stock) SHARES shall have all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any cash dividends, unless the Board shall otherwise determine. Certificates representing Restricted (Stock) SHARES shall be imprinted with a legend to the effect that the shares represented may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of the Restricted (Stock) SHARES Agreement and, if the Board so determines, the holder may be required to deposit the certificates with the President, Treasurer, Secretary or other officer of the Company or with an escrow agent designated by the Board, together with a stock power or other instrument of transfer appropriately endorsed in blank."

6. New Sections 6(c), 6(d), 6(e) and 6(f) shall be added to the Plan as follows:

     "(c) The Board may grant or award Restricted Share Units in respect of such number of Option Shares, and subject to such terms or conditions, as the Board shall determine and specify in a Restricted Share Units Agreement, and may provide in a Stock Option Agreement for an Option to be exercisable for Restricted Share Units. Such Restricted Share Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Share Units Agreements entered into under the Plan need not be identical. Restricted Share Units may be granted in consideration of a reduction in the recipient's other compensation.

     (d) No voting or dividend rights as a shareholder shall exist prior to the actual issuance of shares in the name of the recipient of Restricted Share Units. Notwithstanding anything else in this Plan (as may be amended from time to time) to the contrary, unless otherwise specified by the Board, each Restricted Share Unit shall be for a term of 10 years. Each Restricted Share Units Agreement shall specify its term and any conditions on the time or times for settlement, and provide for expiration prior to the end of its term in the event of termination of employment or service providing to the Company, and may provide for earlier settlement in the event of the recipient's death, disability or other events.

     (e) Restricted Share Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Share Units agreement.

     (f) Settlement of vested Restricted Share Units shall be made in the form of shares. Distribution to a recipient of Restricted Share Units of an amount (or amounts) from settlement of vested Restricted Share Units can be deferred to a date after settlement as determined by the Board. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until the grant of Restricted Share Units is settled, the number of such Restricted Share Units shall be subject to adjustment pursuant hereto."

7.   A new Section 15 will be added to the Plan as follows:

     "15. DEFINITIONS

     Except for definitions of capitalized terms set forth in Plan, the capitalized terms set forth below shall have the meaning ascribed next to them.

     (a) "COMMON STOCK" shall mean common stock, $.001 par value per share of the Company.

     (b)  "COMPANY" shall mean e-Glue Software Technologies, Inc.

     (c) "OPTION" shall mean an option to purchase Option Shares and/or Restricted Stock (as the case may be) subject to the provisions of this Plan.

     (d) "OPTION SHARE" shall mean shares of Common Stock and/or Preferred AA Stock and/or Preferred D Stock, respectively.

     (e) "PLAN" shall mean e-Glue Software Technologies, Inc. 2004 Stock Option Plan.

     (f) "PREFERRED AA STOCK" shall mean Series AA Preferred Stock, $.001 par value per share of the Company.

     (g) "PREFERRED D STOCK" shall mean Series D Preferred Stock, $.001 par value per share of the Company.

     (h) "RESTRICTED SHARES" shall mean restricted shares of any series or class of Option Share of the Company.

     (i) "RESTRICTED SHARE UNITS" shall mean restricted share units of any series or class of Option Share of the Company.

     (j) "RESTRICTED STOCK" shall mean Restricted Shares and/or Restricted Share Units.

     (k) "SUBSIDIARY" shall mean a corporation or other business entity of which the Company owns, directly or indirectly through an unbroken chain of ownership, fifty percent (50%) or more of the total combined voting power of all classes of stock, in the case of a corporation, or fifty percent (50%) or more of the total combined interests by value, in the case of any other type of business entity."

8. Except for Sections 3 and 5(i) of the Plan, the term "Common Stock" throughout the Plan, shall be replaced with the term "Option Shares".

9. This Amendment is made in accordance with the provisions of Section 13 of the Plan.

10. Except as set forth herein, the Plan shall remain in full force and effect in accordance with its terms and conditions.

11. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

                                      * * *